EXHIBIT 99.1

NEWS RELEASE
	Contacts:	Gregg Piontek Vice President, Chief Financial Officer Newpark Resources, Inc. gpiontek@newpark.com 281-362-6800
FOR IMMEDIATE RELEASE

NEWPARK ADDS ROSE ROBESON TO ITS BOARD OF DIRECTORS

THE WOODLANDS, TX - December 20, 2017 - Newpark Resources, Inc. (NYSE: NR) today announced the appointment of Rose M. Robeson to its board of directors, effective January 1, 2018.
Ms. Robeson brings significant leadership experience in finance and accounting in the energy industry, currently serving on the Board of Directors of two industry companies including SM Energy Company, a publicly-traded independent exploration and production company, and AMGP GP LLC, the general partner of Antero Midstream GP LP, a publicly-traded limited partnership that owns the general partner of Antero Midstream Partners LP. Prior to her Board service, Ms. Robeson served as Senior Vice President and Chief Financial Officer of the general partner of DCP Midstream Partners LP from 2012 until her retirement in 2014. She served as Group Vice President and Chief Financial Officer of DCP Midstream LLC from 2002 to 2012. Her 33-year career began in public accounting with McGladrey & Pullen and Ernst & Young, after which she held a variety of executive finance positions at Total Petroleum, Kinder Morgan, and DCP Midstream. Ms. Robeson also serves on the non-profit board of the Rocky Mountain Chapter of JDRF International (formerly Juvenile Diabetes Research Foundation). She holds a Bachelor of Science degree in accounting from Northwest Missouri State University.
Ms. Robeson will serve as a member of Newpark’s Audit Committee, Compensation Committee and Nominating and Governance Committee.
“We are very pleased to welcome Rose to our board and look forward to her contributions,” said David C. Anderson, Chairman of Newpark’s Board of Directors. “Newpark is committed to having a Board of Directors with broad skillsets, perspectives and work experiences as we continue to advance our business strategy. Rose is an accomplished finance executive and a veteran board member in both the public and nonprofit sectors, and we are confident that Newpark will benefit from her insights, judgment and counsel.”

Newpark Resources, Inc. is a worldwide provider of value-added drilling fluids systems and composite matting systems used in oilfield and other commercial markets. For more information, visit our website at www.newpark.com.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act that are based on management's current expectations, estimates and projections. All statements that address expectations or projections about the future, including Newpark's strategy for growth, product development, market position, expected expenditures and future financial results are forward-looking statements. Some of the forward-looking statements may be identified by words like "expects," "anticipates," "plans," "intends," "projects," "indicates," and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Newpark, particularly its Annual Report on Form 10-K for the year ended December 31, 2016, as well as others, could cause results to differ materially from those expressed in, or implied by, these statements. These risk factors include, but are not limited to, risks related to the worldwide oil and natural gas industry, our customer concentration and reliance on the U.S. exploration and production market, risks related to our international operations, the cost and continued availability of borrowed funds including noncompliance with debt covenants, operating hazards present in the oil and natural gas industry, our ability to execute our business strategy and make successful business acquisitions and capital investments, the availability of raw materials and skilled personnel, our market competition, compliance with legal and regulatory matters, including environmental regulations, the availability of insurance and the risks and limitations of our insurance coverage, potential impairments of long-lived intangible assets, technological developments in our industry, risks related to severe weather, particularly in the U.S. Gulf Coast, cybersecurity breaches or business system disruptions and risks related to the fluctuations in the market value of our common stock. Newpark's filings with the Securities and Exchange Commission can be obtained at no charge at www.sec.gov, as well as through our website at www.newpark.com.